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                           PAIRGAIN TECHNOLOGIES, INC.

                   EXHIBIT 23.1--INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-72792 and 33-96080 on Form S-8 and No. 333-23067 on Form S-3, as amended, of PairGain Technologies, Inc. of our report dated January 29, 1998, appearing in this Annual Report on Form 10-K of PairGain Technologies, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Costa Mesa, California
March 27, 1998

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